SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007

Achillion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors and Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 14, 2007, the Compensation Committee of the Board of Directors of Achillion Pharmaceuticals, Inc. (the “Company”) approved several matters related to compensation of executive officers:

Executive Officer Compensation, Bonuses and Equity Grants

The Compensation Committee authorized the payment of annual bonus awards to the Company’s principal executive officer, principal financial officer and Named Executive Officers (as defined in Item 402(a)(3) of Regulation S-K) for work performed by each such officer during the year ended December 31, 2007 (the “2007 Bonus Award”) and approved annual base salaries to be effective as of January 1, 2008 for each such officer. The 2007 Bonus Award for each officer was based on (i) the Company’s overall performance in fiscal year 2007, (ii) such officer’s individual performance in fiscal year 2007 and (iii) target bonus amounts previously established by the Company’s Board of Directors (30% of base salary for each vice president or senior vice president, and 50% of the base salary for the Company’s chief executive officer). In addition, each such officer was granted an incentive stock option to purchase shares of the Company’s common stock at a purchase price equal to $4.82 per share, the fair market value on the date of grant. Such options are subject to the provisions of the Company’s 2006 Stock Incentive Plan (the “Plan”) and are subject to the Company’s standard four-year vesting schedule. The following table sets forth the cash bonus and equity option awards for each such officer and the 2008 annual base salary for each such officer:

Name of Executive Officer	2007 Cash Bonus	No. Shares Subject to 2007 Performance Equity Grant	2008 Base Salary
Michael D. Kishbauch	$127,050	150,000	$363,000
Milind S. Deshpande, Ph.D.	$66,000	60,000	$288,000
Gautam Shah, Ph.D.	$60,720	45,000	$265,000
Mary Kay Fenton	$46,500	45,000	$210,000

The Compensation Committee also approved amendments to the employment agreements with Mary Kay Fenton, Milind Deshpande and Gautam Shah. In the event that Ms. Fenton or Dr. Deshpande is terminated without cause by the Company or terminates his or her employment with Good Reason then he or she will be entitled to twelve months salary continuation following the date of termination. If, within twelve months of a Corporate Transaction (as defined in their respective employment agreements), either of Ms. Fenton, Dr. Deshpande or Dr. Shah is terminated without cause or if he or she terminates his or her employment with Good Reason (as defined in their employment agreements), then 100% of the original number of shares of common stock subject to stock option agreements shall immediately vest and become exercisable upon the date of the respective employee’s termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2007

ACHILLION PHARMACEUTICALS, INC.

By:	/s/ Mary Kay Fenton
Mary Kay Fenton
Chief Financial Officer